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                                                                    EXHIBIT 11

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                    (In Thousands, Except Share Information)


                                                               Three Months Ended                      Six Months Ended
                                                                   February 28                            February 28
                                                        -------------------------------        --------------------------------
                                                             1998              1997                1998                1997
                                                        ------------       ------------        ------------        ------------
COMPUTATION OF BASIC LOSS PER SHARE:
  Net loss                                              $       (961)      $     (2,052)       $     (1,385)       $     (2,934)
                                                        ============       ============        ============        ============
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON
  STOCK OUTSTANDING
                                                          32,549,416         12,352,524          30,584,613          12,298,187
                                                        ============       ============        ============        ============
BASIC LOSS PER COMMON SHARE                             $       (.03)      $       (.17)       $       (.05)       $       (.24)
                                                        ============       ============        ============        ============
COMPUTATION OF DILUTED LOSS PER SHARE:
  Net loss                                              $       (961)      $     (2,052)       $     (1,385)       $     (2,934)
  Interest and debt issue cost amortization
    expense not incurred upon assumed
    conversion of Senior Notes (1998)
    and convertible debentures (1997)                             32                249                  48                 521
                                                        ------------       ------------        ------------        ------------
  Net loss applicable to common stockholders
    used for computation                                $       (929)      $     (1,803)       $     (1,337)       $     (2,413)
                                                        ============       ============        ============        ============
Weighted average number of shares of common
  stock outstanding
                                                          32,549,416         12,352,524          30,584,613          12,298,187
Weighted average incremental shares outstanding
  upon assumed conversion of options and warrants          3,893,756             17,832           2,868,561              18,865

Weighted average incremental shares outstanding
  upon assumed conversion of senior notes (1998)
  and convertible debentures (1997)                        2,088,889          4,692,983           1,701,658           4,512,500
                                                        ------------       ------------        ------------        ------------
WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
  EQUIVALENTS USED FOR COMPUTATION
                                                          38,532,061         17,063,339          35,154,832          16,829,552
                                                        ============       ============        ============        ============
DILUTED LOSS PER COMMON SHARE AND COMMON SHARE
  EQUIVALENT
                                                        $       (.02)(a)   $       (.11)(a)    $       (.04)(a)    $       (.14)(a)
                                                        ============       ============        ============        ============


(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.